EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES MAY CASH DISTRIBUTION

Dallas, Texas, May 19, 2003 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.196856 per unit, payable on June 13, 2003, to unit holders of record on May 30, 2003. This distribution includes cash receipts relating to oil sales volumes of approximately 21,400 Bbls, or 690 Bbls per day, which were primarily produced in March. The average oil price was $32.54 per Bbl. Also included in this distribution were cash receipts relating to gas sales of approximately 242,000 Mcf, or 8,600 Mcf per day, which were primarily produced in February. The average price of gas was $5.12 per Mcf.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com

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Contact:	Nancy G. Willis
Assistant Vice President
Bank of America, N.A.
Toll Free - 877/228-5084
www.crosstimberstrust.com